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                       OFFICE OF THE UNITED STATES TRUSTEE
                                                                          PAGE 1
                         CENTRAL DISTRICT OF CALIFORNIA
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IN RE:                                    DEBTOR IN POSSESSION INTERIM STATEMENT

  SN Insurance Administrators, Inc.                    STATEMENT NO.  9
                                                FOR THE PERIOD FROM:  12/1/00
                                                                 TO:  12/31/00
                               DEBTOR
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CHAPTER 11 CASE NO. SV00-14102-GM
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
                                       ------------------------------------------------------------------------------------------
                                         DIP Payroll      DIP Operating       DIP WCMA/MLIF    Pre-Petition      Pre-Petition
                                           Account           Account             Account     Payroll Account   Operating Account
                                       ------------------------------------------------------------------------------------------
CASH ACTIVITY ANALYSIS                                                                       CLOSED 5/12/00      CLOSED 6/1/00
                                       ------------------------------------------------------------------------------------------
A. Total Receipts Per All Prior
   Interim Statements                  $12,447,271.88       $201,886.69        $717,056.66      $89,716.19            $55.00

B. Less: Total Disbursements Per
         All Prior Interim Statements  $12,351,611.11       $201,886.69         $33,885,01      $89,716.19            $55.00

                                       ------------------------------------------------------------------------------------------
C. Beginning Balance                       $95,660.77             $0.00        $683,171.65           $0.00             $0.00

                                       ------------------------------------------------------------------------------------------
D. Receipts During Current Period

   Per Attached Schedule                   $34,535.72             $0.00          $5,936.03           $0.00             $0.00

                                       ------------------------------------------------------------------------------------------
E. Balance Available                      $130,196.49             $0.00        $689,107.68           $0.00             $0.00

                                       ------------------------------------------------------------------------------------------
F. Less: Disbursements During Period

       Per Attached Schedule               $35,748.21             $0.00         $25,423.92           $0.00             $0.00

                                       ------------------------------------------------------------------------------------------
G. Ending Balance                          $94,448.28             $0.00        $663,683.76           $0.00             $0.00

                                       ------------------------------------------------------------------------------------------

                                       ------------------------------------------
                                           Pre-Petition           Pre-Petition
                                        Concentration Acct       Account Payable
                                                                     Acct
                                       ------------------------------------------
CASH ACTIVITY ANALYSIS                     CLOSED 5/10/00         CLOSED 5/15/00
                                       ------------------------------------------
A. Total Receipts Per All Prior
   Interim Statements                           $0.00               $0.00

B. Less: Total Disbursements Per
         All Prior Interim Statements           $0.00               $0.00

                                       ------------------------------------------
C. Beginning Balance                            $0.00               $0.00

                                       ------------------------------------------
D. Receipts During Current Period

   Per Attached Schedule                        $0.00               $0.00

                                       ------------------------------------------
E. Balance Available                            $0.00               $0.00

                                       ------------------------------------------
F. Less: Disbursements During Period

       Per Attached Schedule                    $0.00               $0.00

                                       ------------------------------------------
G. Ending Balance                               $0.00               $0.00

                                       ------------------------------------------

H. ACCOUNT INFORMATION

      (1).  DIP Payroll Account

            (a)   Bank name and location            Bank of America, 345
                                                    Montgomery Street, LL1,
                                                    San Francisco, CA 94104

            (b)   Account Number                    15811-20465

      (2).  DIP Operating Account

            (a)   Bank name and location            Imperial Bank, 226 Airport
                                                    Parkway, San Jose,
                                                    CA 95110

            (b)   Account Number                    17-402-552

      (3).  DIP WCMA/MLIF Account

            (a)   Bank name and location            Merrill Lynch, 10 West
                                                    Second Street, #400,
                                                    Dayton, OH 45402

            (b)   Account Number                    77M07W62

      (4).  Pre-Petition Payroll Account

            (a)   Bank name and location            Bank of America, 2049
                                                    Century Park East, 2nd
                                                    Floor, Los Angeles, CA 90067

            (b)   Account Number                    14177-04994 CLOSED 5/12/00

      (5).  Pre-Petition Operating Account

            (a)   Bank name and location            Imperial Bank, 226 Airport
                                                    Parkway, San Jose, CA 95110

            (b)   Account Number                    17-401-289 CLOSED 6/1/00

      (6).  Pre-Petition Concentration Account

            (a)   Bank name and location            Bank of America, 2049
                                                    Century Park East, 2nd
                                                    Floor, Los Angeles, CA 90067

            (b)   Account Number                    14178-04941 CLOSED 5/10/00

      (7).  Pre-Petition Accounts Payable Account

            (a)   Bank name and location            Bank of America, 2049
                                                    Century Park East, 2nd
                                                    Floor, Los Angeles, CA 90067

            (b)   Account Number                    77652-01166 CLOSED 5/15/00

Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge:


Dated: 1-26-01                           Signed: /s/ Alex Corbett
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